UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009
HARRIS STRATEX NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 13, 2009, Harris Stratex Networks, Inc. (“Harris Stratex”) issued a press release announcing, among other things, certain preliminary results of its operations and financial condition as of and for its third quarter of fiscal year 2009, which ended April 3, 2009.
     The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference in response to this item.
Item 2.06 Material Impairments.
     On April 13, 2009, Harris Stratex determined that due to management’s decision to accelerate the transition from certain legacy products to a common IP-based technology platform it incurred a non-cash charge in the range of $30 million to $35 million in the third quarter of fiscal year 2009.
     Such charges consist of excess and obsolete legacy product inventory mark-downs and write-downs of property, plant, manufacturing and test equipment that will be included in the Company’s consolidated financial results for the third quarter ended April 3, 2009.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibit is furnished herewith:
99.1	Press Release, issued by Harris Stratex Networks, Inc. on April 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
April 16, 2009	By:	/s/ J. Russell Mincey
		Name:	J. Russell Mincey
Interim Principal Financial Officer, Interim Principal Accounting Officer, Global Corporate Controller